Broadcom Reports Second Quarter 2013 Results
IRVINE, Calif. – July 23, 2013 –
— Net Revenue: $2.09 billion —
— Cash Flow from Operations: $334 million —

Second Quarter 2013 Results	GAAP	Non-GAAP
Total net revenue	$2.09 billion
Net income (loss) per share	$(.43)	$.70
	(including $.87 of acquisition-related impairment charge)	($.02 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its second quarter ended June 30, 2013.

“Broadcom delivered solid revenue and gross margins in Q2 with tightly managed sequential growth in operating expenses. This combination of financial discipline and in-line revenue enabled us to deliver non-GAAP earnings per share ahead of First Call consensus,” said Scott McGregor, Broadcom's President and Chief Executive Officer. “Looking forward, we see continued growth driven by our industry leading portfolio of wired and wireless communication platforms.”
Net revenue for the second quarter of 2013 was $2.09 billion. This represents an increase of 4.2% compared with the $2.01 billion reported for the first quarter of 2013 and an increase of 6.0% compared with the $1.97 billion reported for the second quarter of 2012. The net loss computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2013 was $251 million, or $.43 per share (basic and diluted), compared with GAAP net income of $191 million, or $0.33 per share (diluted), for the first quarter of 2013 and GAAP net income of $160 million, or $.28 per share (diluted), for the second quarter of 2012.
The net loss for the second quarter of 2013 included a purchased intangible impairment charge of $501 million, or $.87 per share, which was primarily related to Broadcom's acquisition of NetLogic Microsystems, Inc.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended June 30, 2013, March 31, 2013 and June 30, 2012 and the six months ended June 30, 2013 and 2012 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”
Non-GAAP net income for the second quarter of 2013 was $436 million, or $.70 per share (diluted), compared with non-GAAP net income of $400 million, or $0.65 per share (diluted), for the first quarter of 2013 and non-GAAP net income of $435 million, or $.72 per share (diluted), for the second quarter of 2012.

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Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2013 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Friday, August 23, 2013.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2012 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC on January 30, 2013.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income (loss), (vi) weighted average shares outstanding (diluted) and (vii) diluted net income (loss) per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain equity awards. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain equity awards. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), charitable contributions, gains on strategic investments, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three months ended June 30, 2013, March 31, 2013 and June 30, 2012 and six months ended June 30, 2013 and 2012 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial

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information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the third quarter of 2013 (on both a GAAP and non-GAAP basis), and references to our continued growth. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may fail to adjust our operations in response to changes in demand.

•	We face risks associated with our acquisition strategy.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	Our business is subject to potential tax liabilities.

•	We are subject to order and shipment uncertainties.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our stock price is highly volatile.

•	We are exposed to risks associated with our international operations.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to attract, retain or motivate key personnel.

•	Government regulation may adversely affect our business.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.
Our Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, discuss the

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foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012
Net revenue:
Product revenue	$2,035	$1,954	$1,917	$3,989	$3,687
Income from Qualcomm Agreement	43	43	48	86	100
Licensing revenue	12	8	6	20	11
Total net revenue	2,090	2,005	1,971	4,095	3,798
Costs and expenses:
Cost of product revenue	1,030	988	1,021	2,018	1,939
Research and development	619	615	582	1,234	1,128
Selling, general and administrative	174	179	171	353	350
Amortization of purchased intangible assets	14	15	33	29	50
Impairments of long-lived assets	501	10	9	511	37
Restructuring costs, net	—	—	1	—	4
Settlement costs	—	—	2	—	88
Total operating costs and expenses	2,338	1,807	1,819	4,145	3,596
Income (loss) from operations	(248)	198	152	(50)	202
Interest expense, net	(9)	(8)	(7)	(17)	(13)
Other income, net	3	3	7	6	6
Income (loss) before income taxes	(254)	193	152	(61)	195
Provision for (benefit of) income taxes	(3)	2	(8)	(1)	(53)
Net income (loss)	$(251)	$191	$160	$(60)	$248
Net income (loss) per share (basic)	$(0.43)	$0.34	$0.29	$(0.10)	$0.45
Net income (loss) per share (diluted)	$(0.43)	$0.33	$0.28	$(0.10)	$0.43
Weighted average shares (basic)	578	570	555	574	551
Weighted average shares (diluted)	578	585	575	574	572

Dividends per share	$0.11	$0.11	$0.10	$0.22	$0.20

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012
Cost of product revenue	$6	$7	$6	$13	$15
Research and development	95	99	95	194	189
Selling, general and administrative	35	34	36	69	83

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating activities
Net income (loss)	$(251)	$160	$(60)	$248
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39	29	78	57
Stock-based compensation expense	136	137	276	287
Acquisition-related items:
Amortization of purchased intangible assets	58	89	116	143
Impairments of long-lived assets	501	9	511	37
Gain on strategic investments and other	(1)	(3)	(1)	(3)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10)	(47)	(21)	(98)
Inventory	(87)	(45)	(83)	(7)
Prepaid expenses and other assets	7	1	(27)	(10)
Accounts payable	(17)	99	92	151
Deferred revenue and income	(7)	(5)	(9)	(14)
Accrued settlement costs	(38)	(36)	(41)	51
Other accrued and long-term liabilities	4	(39)	(109)	(125)
Net cash provided by operating activities	334	349	722	717
Investing activities
Net purchases of property and equipment	(67)	(50)	(108)	(124)
Net cash paid for acquired companies	—	(179)	—	(3,572)
Sales of strategic investments	—	3	—	3
Purchases of marketable securities	(917)	(380)	(1,536)	(714)
Proceeds from sales and maturities of marketable securities	566	299	1,105	1,005
Net cash used in investing activities	(418)	(307)	(539)	(3,402)
Financing activities
Repurchases of Class A common stock	(110)	—	(217)	—
Dividends paid	(64)	(56)	(127)	(111)
Payment of assumed contingent consideration	—	—	—	(53)
Proceeds from issuance of common stock	199	94	267	156
Minimum tax withholding paid on behalf of employees for restricted stock units	(38)	(43)	(78)	(91)
Net cash used in financing activities	(13)	(5)	(155)	(99)
Increase (decrease) in cash and cash equivalents	(97)	37	28	(2,784)
Cash and cash equivalents at beginning of period	1,742	1,325	1,617	4,146
Cash and cash equivalents at end of period	$1,645	$1,362	$1,645	$1,362

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$1,645	$1,617
Short-term marketable securities	836	757
Accounts receivable, net	761	740
Inventory	610	527
Prepaid expenses and other current assets	143	140
Total current assets	3,995	3,781
Property and equipment, net	517	485
Long-term marketable securities	1,696	1,348
Goodwill	3,731	3,726
Purchased intangible assets, net	1,164	1,786
Other assets	105	82
Total assets	$11,208	$11,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$300	$300
Accounts payable	638	549
Wages and related benefits	166	241
Deferred revenue and income	20	22
Accrued liabilities	538	570
Total current liabilities	1,662	1,682
Long-term debt	1,394	1,393
Other long-term liabilities	256	294
Commitments and contingencies
Shareholders' equity	7,896	7,839
Total liabilities and shareholders’ equity	$11,208	$11,208

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	June 30, 2013	March 31, 2013	December 31, 2012
Cash and cash equivalents	$1,645	$1,742	$1,617
Short-term marketable securities	836	727	757
Long-term marketable securities	1,696	1,457	1,348
Total cash, cash equivalents and marketable securities	$4,177	$3,926	$3,722
Increase from prior period end	$251
Increase from prior year end	$455

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012

Product revenue	$2,035	$1,954	$1,917	$3,989	$3,687
GAAP cost of product revenue	1,030	988	1,021	2,018	1,939
GAAP product gross profit	$1,005	$966	$896	$1,971	$1,748
GAAP product gross margin	49.4%	49.4%	46.7%	49.4%	47.4%

GAAP cost of product revenue	$1,030	$988	$1,021	$2,018	$1,939
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(7)	(6)	(13)	(15)
Amortization of purchased intangible assets and step-up of acquired inventory	(44)	(44)	(99)	(88)	(158)
Non-GAAP cost of product revenue	$980	$937	$916	$1,917	$1,766

Product revenue	$2,035	$1,954	$1,917	$3,989	$3,687
Non-GAAP cost of product revenue	980	937	916	1,917	1,766
Non-GAAP product gross profit	$1,055	$1,017	$1,001	$2,072	$1,921
Non-GAAP product gross margin	51.8%	52.0%	52.2%	51.9%	52.1%

GAAP research and development and selling, general and administrative expense	$793	$794	$753	$1,587	$1,478
Adjustments:
Stock-based compensation and related payroll taxes	(131)	(135)	(133)	(266)	(276)
Non-GAAP research and development and selling, general and administrative expense	$662	$659	$620	$1,321	$1,202

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2013	2013	2012	2013	2012

GAAP net income (loss)	$(251)	$191	$160	$(60)	$248
Adjustments:
Stock-based compensation and related payroll taxes	137	142	139	279	291
Amortization of purchased intangible assets and step-up of acquired inventory	58	59	132	117	208
Impairment of long-lived assets	501	10	9	511	37
Settlement costs	—	—	2	—	88
Restructuring costs, net	—	—	1	—	4
Other income, net	(1)	—	(3)	(1)	(3)
Certain income tax expense (benefit)	(8)	(2)	(5)	(10)	(51)
Total GAAP to Non-GAAP adjustments	687	209	275	896	574
Non-GAAP net income	$436	$400	$435	$836	$822

Shares used in calculation - diluted (GAAP)	578	585	575	574	572
Non-GAAP adjustment *	44	29	29	44	27
Shares used in calculation - diluted (Non-GAAP)	622	614	604	618	599

GAAP diluted net income (loss) per share	$(0.43)	$0.33	$0.28	$(0.10)	$0.43
Non-GAAP diluted net income per share	$0.70	$0.65	$0.72	$1.35	$1.37

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method. In the three and six months ended June 30, 2013 the amount also includes dilutive securities that were excluded from GAAP diluted loss per share as they had an anti-dilutive impact as a result of the net loss position.

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BROADCOM CORPORATION
Guidance for the Three Months Ending September 30, 2013

Three Months Ending
September 30, 2013
Total net revenue	~$2.05 to ~$2.20 billion
Product gross margin (GAAP and Non-GAAP)	Up roughly a half point from Q2'13
Research & development and selling, general, and administrative expenses (GAAP)	Down ~$5 million to up ~$15 million from Q2’13
Research & development and selling, general, and administrative expenses (Non-GAAP)	Flat to up ~$20 million from Q2’13

Broadcom has based the preceding guidance for the three months ending September 30, 2013 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of July 23, 2013. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	Chris Zegarelli
Vice President, Corporate Communications	Senior Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

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